RECEIPT OF REMAINING ANTITRUST CLEARANCES IN CONNECTION WITH THE
ACQUISITION OF GREENFIELD ONLINE, INC.
Wilton, CT, October 7, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY) (“Greenfield Online”) announced today that Microsoft Corporation (Nasdaq: MSFT) (“Microsoft”) had obtained clearance from the Federal Cartel Office of Germany in connection with its tender offer to purchase all of the outstanding shares of common stock of Greenfield Online. In addition, Microsoft has advised Greenfield Online that it has made the required antitrust filing in Italy. Accordingly, the antitrust conditions for completion of the tender offer have been satisfied and there are no remaining regulatory conditions to complete the tender offer.
The tender offer remains subject to the satisfaction of all other closing conditions, including the minimum tender condition. Unless extended, the tender offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Wednesday, October 8, 2008. Subject to the satisfaction of all other conditions, immediately upon the expiration of the tender offer, Microsoft expects to accept for payment all shares of Greenfield Online validly tendered and not withdrawn from the offer.
About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
For further information, please contact:
Greenfield Online Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Advisory and Important Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. Crisp Acquisition Corporation, a subsidiary of Microsoft has commenced the tender offer by filing a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Greenfield Online has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER IS BEING MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN

IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement is being made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement are also available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release because they contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer.
Advisors disclaimer
Deutsche Bank Securities Inc., acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to Greenfield Online. Perkins Coie LLP acted as legal advisor to Microsoft. The transaction will be financed by cash on hand at Microsoft.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this presentation about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.